Exhibit 15.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-127086 on Form F-3 of our report dated April 12, 2007, relating to the consolidated financial statements of Top Tankers Inc. and subsidiaries appearing in this Annual Report on Form 20-F of Top Tankers Inc. for the year ended December 31, 2006.

/s/ Deloitte
-------------------------
Deloitte., Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
April 20, 2007.